UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

5/17/2005

Northrop Grumman Corporation

(Exact name of registrant as specified in its charter)

DE	1-16411	95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 553-6262

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

(i) On May 17, 2005 the shareholders of Northrop Grumman Corporation (the “Registrant”) approved an amendment to the 1993 Stock Plan for Non-Employee Directors to increase the number of shares available to a maximum of 175,000 shares. The amended 1993 Stock Plan for Non-Employee Directors is attached as Exhibit 99.1 to this Report on Form 8-K.

(ii) The Registrant’s Compensation and Management Development Committee (the “Committee”) delegated authority to the Chairman of the Committee to amend certain provisions of the Registrant’s Restricted Performance Stock Rights (RPSRs) terms and conditions and the 2002 Annual Incentive Plan upon the request of the Chairman, Chief Executive Officer and President. Pursuant to this delegation of authority, on May 18, 2005, the Chairman of the Committee approved the following:

(a) Section 2.2 of the Terms and Conditions Applicable to Restricted Performance Stock Rights is amended by adding the following paragraph between the second and third paragraphs:

“Notwithstanding the preceding sentences of this paragraph, for the purpose of computing the time and manner of payment of Grantee’s RPSRs, the termination of employment by Grantee on account of Retirement shall be treated as a termination on account of death or Disability, if: (1) contemporaneous with such Retirement the Grantee accepts employment with a not-for-profit entity; federally funded research and development center; local, state or federal government; public or private college or university, or other, similar entity, and (2) the Committee determines in its discretion that such employment may likely give rise to a conflict of interest or appearance thereof.”

(b) The amendment set forth in subsection (a) above applies to both outstanding and future RPSRs.

(c) Section III, Subsection 5 of the Northrop Grumman 2002 Annual Incentive Plan: Incentive Compensation Plan (for Non-Section 162(m) Officers), Performance Achievement Plan, and Incentive Management Achievement Plan is amended by adding the following two sentences to the end thereof:

“For the purpose of this section, retirement requires a Participant to be age 55 or older with at least 10 years of service. Notwithstanding any other provisions of this Plan, if contemporaneous with the Participant’s retirement, (1) the Participant accepts employment with a not-for-profit entity; federally funded research and development center; local, state or federal government; public or private college or university, or other, similar entity, and (2) the Committee determines in its discretion that such employment may likely give rise to a conflict of interest or appearance thereof, then the Committee may determine that a pro-rated Incentive Compensation award shall be paid within 10 business days of retirement. For the purpose of computing the pro-rated award, the Unit Performance Factor (see Section V) shall be the greater of (1) 1.0 or (2) the average of the Unit Performance Factors for the three calendar years completed before retirement (or for two years or one year, if the Participant does not have Unit Performance Factors for three years). For the purpose of computing the prorated award, the Individual Performance Factor (see Section VII) shall be the average of the Individual Performance Factors for the three calendar years completed before retirement (or for two years or one year, if the Participant does not have Individual Performance Factors for three years).”

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(i) On May 17, 2005 Registrant’s shareholders approved the proposal contained in the definitive Proxy Statement dated April 12, 2005 to amend Registrant’s Restated Certificate of Incorporation. The amendment eliminates the classified board structure and provides for annual election of directors, commencing with directors whose current terms expire in 2006. A copy of Registrant’s Restated Certificate of Incorporation in the form filed with the Secretary of State of the State of Delaware on May 17, 2005 is attached as Exhibit 99.2 to this Report on Form 8-K.

(ii) Effective with the adoption of the amendment to Registrant’s Restated Certificate of Incorporation, Registrant’s Bylaws were amended to conform to the amended provisions of the Restated Certificate of Incorporation providing for annual election of directors as described in item (i) above. Registrant’s Bylaws as amended through May 17, 2005 are attached as Exhibit 99.3 to this Report on Form 8-K.

Section 9 – Financial Statements and Exhibit

Item 9.1	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Northrop Grumman Corporation 1993 Stock Plan for Non-Employee Directors, as amended May 17, 2005

Exhibit 99.2	Restated Certificate of Northrop Grumman Corporation effective May 17, 2005

Exhibit 99.3	Bylaws of Northrop Grumman Corporation, as amended May 17, 2005

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Northrop Grumman Corporation
(Registrant)

May 19, 2005	By:	/s/ John H. Mullan
(Date)		(Signature)

John H. Mullan Corporate Vice President and Secretary

Exhibit Index

Exhibit No.

Exhibit 99.1	Northrop Grumman Corporation 1993 Stock Plan for Non-Employee Directors, as amended May 17, 2005

Exhibit 99.2	Restated Certificate of Northrop Grumman Corporation effective May 17, 2005

Exhibit 99.3	Bylaws of Northrop Grumman Corporation, as amended May 17, 2005